SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January
26,
1995



                RYAN'S FAMILY STEAK HOUSES, INC.
     (Exact name of registrant as specified in its charter)


South Carolina               0-10943                   57-
0657895
(State or other             (Commission             (IRS
Employer
jurisdiction of              File Number)
Identification
incorporation)
Number)


                      405 Lancaster Avenue
                          P. O. Box 100
                        Greer, SC  29652
       (Address of principal executive offices; zip code)


Registrant's telephone number, including area code: 803 879-
1000



  (Former name or former address, if changed since last report)




Item 5.  Other Events

     On January 26, 1995 the Board of Directors of Ryan's
Family
Steak Houses, Inc. (the "Company") declared a dividend distribution of one Common Stock Purchase Right for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on February 10, 1995. Each
Right entitles the registered holder to purchase from the Company one half share of Common Stock, $1.00 par value per share (the
"Common Stock"), at a cash exercise price of $25 per half share, subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Agreement between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent.

     Initially, the Rights will not be exercisable, will be attached to all outstanding shares of Common Stock, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an
"Acquiring Person") (other than an Exempt Person as defined in the Agreement) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of said announcement being referred to as the "Share Acquisition Date") and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a Person or group owning 15% or more of the outstanding shares of Common Stock.

     Until the Distribution Date (or earlier redemption or expiration of the Rights), (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (b) new Common
Stock
certificates issued after February 10, 1995 will contain a notation incorporating the Shareholder Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution
Date
and will expire at the close of business on February 10,
2005
unless previously redeemed by the Company as described below.

     As soon as practicable after the Distribution Date, Right
Certificates will be mailed to holders of record of Common
Stock
as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that (i) a Person acquires beneficial ownership of 15% or more of the Company's Common Stock, (ii) the Company is the surviving corporation in a merger with an Acquiring Person or any Affiliate or Associate and the Common Stock is not changed or exchanged, (iii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Shareholder Rights
Agreement, or (iv) an event occurs which results in an Acquiring
Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), proper provision will be made so that each holder of a Right will thereafter have the right to receive upon exercise thereof at the then current exercise price, that number of shares of Common Stock (or in certain circumstances, cash, property, or other securities of the Company) having a market value of two times such exercise price.
However, the Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable as set forth below. Notwithstanding any of the foregoing, rights that are or were beneficially owned by an Acquiring Person shall become null and void.

     In the event that, at any time following the Share Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the
Company's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right.

     At any time after any person becomes an Acquiring
Person and
prior to such the time such Person, together with its Affiliates and Associates, becomes the Beneficial Owner of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights which have become void), in whole or in part, at the exchange rate of one share of Common Stock per Right, subject to adjustment as provided in the Rights Agreement.

     The exercise price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common
Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or securities convertible into Common Stock at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidence of indebtedness or assets
(excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least
1% of the exercise price.  No fractional shares of Common
Stock
will be issued and, in lieu thereof, an adjustment, in cash will be made based on the fair market value of the Common Stock on the last trading date prior to the date of exercise.

     The Rights may be redeemed in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors at any time prior to the close of business on the tenth day after the Share Acquisition Date or the final expiration Date of the Rights (whichever is earlier); provided that under certain circumstances, the Rights may not be redeemed unless there are Disinterested Directors in office and such redemption is approved by a majority of such Disinterested Directors. After the redemption period has expired, the Company's right of redemption may be reinstated upon the approval of the Board of Directors if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of
Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons.
Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

     Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement, other than those relating to the principal economic terms of the Rights, may be amended by the
Board to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of
Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement.
Amendments adjusting time periods may, under certain circumstances, require the approval of a majority of Disinterested Directors, or otherwise be limited.

     A copy of the Shareholder Rights Agreement is included herewith as an Exhibit. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Shareholder Rights Agreement.
Capitalized
terms used in the foregoing which are defined in the Rights
Agreement have the same meaning as in the Rights Agreement.


Item 7.   Financial Statements and Exhibits.

     (c)       Exhibits

               (1)  Press release dated January 27, 1995

               (2)  Shareholder Rights Agreement dated
January
                    26, 1995.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act
of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN'S FAMILY STEAK HOUSES, INC.
 (Registrant)

By:    /s/ Charles D. Way


Name: Charles D. Way


Title: Chairman and CEO


Date:  February 3, 1995